As filed with the Securities and Exchange Commission on December 18, 2017

Registration No. 333-219029

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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AMENDMENT NO. 4

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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DOLPHIN ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Florida	7200	86-0787790
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
2151 LeJeune Road, Suite 150-Mezzanine Coral Gables, FL 33134 (305) 774-0407

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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William O’Dowd, IV Chairman, President and Chief Executive Officer 2151 LeJeune Road, Suite 150-Mezzanine Coral Gables, FL 33134 (305) 774-0407

(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

Kara L. MacCullough, Esq. Laurie L. Green, Esq. Greenberg Traurig, P.A. 401 East Las Olas Boulevard, Suite 2000 Fort Lauderdale, FL 33301 (954) 765-0500	Barry I. Grossman, Esq. Sarah Williams, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300

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Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

Dolphin Entertainment, Inc. is filing this Amendment No. 4 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-219029) for the purpose of filing Exhibits 5.1 and 23.3 as indicated in the Exhibit Index of Part II of this Registration Statement. No changes or additions are being made to the prospectus constituting Part I of the Registration Statement (not included herein). Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the Exhibit Index and Exhibits 5.1 and 23.3 filed herewith.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table lists the costs and expenses payable by us in connection with the offering of securities covered by this prospectus, other than any sales commissions or discounts.  All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee, and all of the fees and expenses will be borne by us.

Securities and Exchange Commission Registration Fee	$2,898
FINRA Filing Fee	$4,250
Accounting Fees and Expenses	$150,000
Legal Fees (including Blue Sky)*	$320,000
Transfer Agent and Registrar Fee	$6,000
Printing and Engraving Expenses	$10,000
Miscellaneous	$6,852
Total	$500,000

*

Includes amounts reimbursable to counsel to the underwriters.

Item 14.  Indemnification of Directors and Officers

The Florida Business Corporation Act (the “Florida Act”) authorizes the indemnification of officers, directors, employees and agents under specified circumstances.  Under Section 607.0831 of the Florida Act, a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act regarding corporate management or policy unless (1) the director breached or failed to perform his or her duties as a director and (2) the director’s breach of, or failure to perform, those duties constitutes:  (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (c) a circumstance under which the liability provisions of Section 607.0834 of the Florida Act are applicable, (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct, or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.  A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.

Under Section 607.0850 of the Florida Act, a corporation has power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, has reasonable cause to believe that his or her conduct was unlawful.

In addition, under Section 607.0850 of the Florida Act, a corporation has the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof.  Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Under Section 607.0850 of the Florida Act, the indemnification and advancement of expenses provided pursuant to Section 607.0850 of the Florida Act are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.  However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:  (a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the above liability provisions of Section 607.0834 of the Florida Act are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a stockholder.

Section 607.0850 of the Florida Act also provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 607.0850 of the Florida Act.

Our Articles of Incorporation provide that we shall, to the fullest extent provided, authorized, permitted or not prohibited by the Florida Act and our Bylaws, indemnify our directors and officers, from and against any and all of the expenses or liabilities incurred in defending a civil or criminal proceeding or other specified matters in the manner provided in our Articles of Incorporation.  Our Bylaws also provide for indemnification of our directors and officers to the fullest extent permitted by law.  We maintain directors’ and officers’ liability insurance for the benefit of our officers and directors.

Item 15.  Recent Sales of Unregistered Securities

The following list sets forth information regarding all securities sold by us within the past three years that were not registered under the Securities Act:

(1)

On October 14, 2015, we entered into a merger agreement pursuant to which we acquired Dolphin Films from Dolphin Entertainment, LLC.  Pursuant to the terms of the merger agreement, upon consummation of the Dolphin Films acquisition on March 7, 2016, we issued to Dolphin Entertainment, LLC 2,300,000 shares of Series B Convertible Preferred Stock and 1,000,000 shares of Series C Convertible Preferred Stock as consideration.  Our issuance of Series B and Series C Convertible Preferred Stock was made in reliance upon the exemption from registration requirements in Section 4(a)(2) of the Securities Act.  On November 15, 2016, Dolphin Entertainment, LLC converted all of the shares of Series B Convertible Preferred Stock into 1,092,500 shares of our common stock.  Our issuance of common stock to Dolphin Entertainment, LLC upon conversion of the Series B Convertible Preferred Stock was made, and any future issuances of Series C Convertible Preferred Stock will be made, in reliance upon the exemption from registration requirements in Section 3(a)(9) of the Securities Act.

(2)

In connection with the Dolphin Films acquisition, on October 16, 2015, we entered into a preferred stock exchange agreement with T Squared.  Pursuant to the agreement, on March 7, 2016, we exchanged 1,042,753 previously issued shares of Series A Convertible Preferred Stock for 1,000,000 newly issued shares of Series B Convertible Preferred Stock.  Our issuance of Series B Convertible Preferred Stock was made in reliance upon the exemption from registration requirements in Section 3(a)(9) of the Securities Act.  On November 16, 2016, T Squared converted all of the shares of Series B Convertible Preferred Stock into 475,000 shares of our common stock.

(3)

On December 7, 2015, we entered into a subscription agreement with an investor pursuant to which we issued to the investor a convertible note in the amount of $3,164,000.  At any time prior to the maturity date, the investor had the right, at its option, to convert some or all of its convertible note into the number of shares of common stock determined by dividing (a) the aggregate sum of the (i) principal amount of the convertible note to be converted, and (ii) amount of any accrued but unpaid interest with respect to such portion of the convertible note to be converted; and (b) the conversion price then in effect.  The initial conversion price was $10.00 per share, subject to adjustment.  The outstanding principal amount and all accrued interest of the convertible note were to mandatorily and automatically convert into common stock upon occurrence of a specified triggering event.  On February 5, 2016, a triggering event occurred and the entire principal amount of the convertible note mandatorily and automatically converted into 316,400 shares of common stock.

(4)

On March 4, 2016, we entered into a subscription agreement with Dolphin Entertainment, LLC, holder of an outstanding promissory note dated December 31, 2011.  Pursuant to the subscription agreement, Dolphin Entertainment, LLC converted an aggregate amount of principal and interest outstanding under the note of $3,073,410 into 307,341 shares of common stock as payment in full of the note.  Our issuance of common stock to Dolphin Entertainment, LLC to satisfy the note was made in reliance upon the exemption from registration requirements in Section 3(a)(9) of the Securities Act.

(5)

On March 29, 2016, we entered into ten individual subscription agreements with each of ten subscribers.  The subscribers were holders of outstanding promissory notes issued pursuant to certain loan and security agreements in 2014 and 2015.  Pursuant to the terms of the subscription agreements we converted the $2,883,377 aggregate amount of principal and interest outstanding under the notes into an aggregate of 288,338 shares of common stock at $10.00 per share as payment in full of each of the notes.  Our issuance of common stock to each of the subscribers was made in reliance on Section 3(a)(9) of the Securities Act.

(6)

On April 1, 2016, we entered into substantially identical subscription agreements with certain investors.  Pursuant to the agreements, we issued and sold to the investors in a private placement an aggregate of 537,500 shares of common stock, at a purchase price of $10.00 per share, which provided $5,375,000 of aggregate gross proceeds to us.   Under the terms of the subscription agreements, each investor had the option to purchase additional shares of common stock at the purchase price, not to exceed the number of such investor’s initial number of subscribed shares, during each of the second, third and fourth quarters of 2016.  We refer to such investors as quarterly investors.

(7)

On May 31, 2016, we entered into substantially identical debt exchange agreements with certain investors.  Pursuant to the agreements, we issued and sold to the investors in a private placement an aggregate of 473,255 shares of our common stock in exchange for the cancellation of an aggregate amount of $4,732,545 in outstanding debt and interest under certain notes held by the investors, at an exchange rate of $10.00 per share.

(8)

On June 22, 2016, we entered into a subscription agreement with an investor whereby we issued and sold to the investor in a private placement an aggregate of 25,000 shares of our common stock at a purchase price of $10.00 per share.  The private placement provided $250,000 of gross proceeds to us.

(9)

On June 28, 2016, we received notice from a quarterly investor and $500,000 to exercise the option of purchasing shares of our common stock at $10.00 per share.  We issued 50,000 shares of common stock related to this exercise.

(10)

On June 30, 2016, we entered into a subscription agreement with an investor, pursuant to which we issued and sold to the investor in a private placement an aggregate of 10,000 shares of common stock at a price of $10.00 per share.  The private placement provided $100,000 of aggregate proceeds for us.

(11)

On June 30, 2016, we entered into a web series debt exchange agreement with a promissory noteholder with a principal amount of $50,000.  Pursuant to the agreement, we converted an aggregate of $55,640 of principal and interest into 5,564 shares of common stock at a price of $10.00 per share.

(12)

On June 30, 2016, we entered into substantially identical debt exchange agreements with certain investors.  Pursuant to the agreements, we issued and sold to the investors in a private placement an aggregate of 1,276,330 shares of our common stock in exchange for the cancellation of an aggregate amount of $12,763,295 in outstanding debt and interest under certain notes held by the investors, at an exchange rate of $10.00 per share.

(13)

On October 3, 2016, we entered into a debt exchange agreement pursuant to which we agreed to issue 6,000 shares of common stock at an exchange price of $10.00 per share to terminate the remaining kids club agreement for (i) $10,000 plus (ii) the original investment of $50,000.

(14)

On October 13, 2016, we received notice from a quarterly investor and $600,000 to exercise the option of purchasing shares of our common stock at $10.00 per share.  We issued 60,000 shares of common stock related to this exercise.

(15)

On October 3, 2016, October 13, 2016 and October 27, 2016, we entered into three substantially identical debt exchange agreements to issue 33,100 shares of common stock at an exchange price of $10.00 per share to terminate three equity finance agreements for a cumulative original investment amount of $331,000.

(16)

On October 13, 2016, we entered into six substantially identical subscription agreements, pursuant to which we issued 12,500 shares of common stock at $10.00 per share and received $125,000.

(17)

On November 4, 2016, we entered into a warrant purchase agreement with T Squared pursuant to which we issued the (i) Series G Warrant to purchase up to 750,000 shares of common stock at an exercise price of $10.00 per share of our common stock, and an expiration date of January 31, 2018, (ii) Series H Warrant to purchase up to 250,000 shares of common stock at an exercise price of $12.00 per share of common stock and an expiration date of January 31, 2019, and (iii) Series I Warrant to purchase up to 250,000 shares of common stock at an exercise price of $14.00 per share of common stock and an expiration date of January 31, 2020.  As consideration for the Warrants, T Squared agreed to make a $50,000 cash payment to us to reduce the aggregate exercise price of the Series E Warrant to purchase up to 175,000 shares of common stock that were issued to it on March 10, 2010 and amended on September 10, 2015 to extend their expiration date until December 31, 2018.

(18)

On November 15, 2016, we entered into a subscription agreement with an investor, pursuant to which we issued and sold to such investor 50,000 shares of common stock at a price of $10.00 per Share.  This transaction provided $500,000 in proceeds for us.

(19)

On November 22, 2016, we entered into a subscription agreement with an investor pursuant to which we issued 5,000 shares of common stock at $10.00 per share and received gross proceeds in the amount of $50,000.

(20)

On December 15, 2016 and December 20, 2016, we entered into two separate subscription agreements with two individual subscribers.  The subscribers each held outstanding promissory notes of our company, issued pursuant to certain loan and security agreements dated January 15, 2015 and May 4, 2015, respectively.  Pursuant to the subscription agreements, we and each of the subscribers agreed to convert their respective aggregate amounts of principal and interest outstanding under the notes into shares of common stock.  On December 15, 2016, one of the subscribers converted the principal balance of such subscriber’s notes together with accrued interest, in the aggregate amount of $1,154,245, into 115,425 shares of common stock at $10.00 per share as payment in full of the notes.  On December 20, 2016, the other subscriber converted the principal balance of such subscriber’s notes together with accrued interest, in the aggregate amount of $111,285 into 11,129 shares of common stock at $10.00 per share as payment in full of the notes.

(21)

On December 29, 2016, we and KCF Investments, LLC entered into (i) a purchase agreement pursuant to which we purchased from KCF the remaining 25% outstanding membership interests of Dolphin Kids Club in exchange for the issuance of a common stock purchase warrant exercisable for 300,000 shares of common stock and (ii) a debt exchange agreement pursuant to which we exchanged an aggregate principal amount of $6,470,990 owing under certain loan and security agreements for a common stock purchase warrant exercisable for 785,000 shares of common stock.  In connection with the agreements, we and KCF entered into a Common Stock Purchase Warrant “J” Agreement pursuant to which we agreed to issue to KCF an aggregate of up to 1,085,000 shares of common stock (as adjusted from time to time as provided in the Warrant “J” Agreement) with an initial exercise price of $0.03 per share of common stock, and an expiration date of December 29, 2020.

In addition, on December 29, 2016, we and BBCF 2011, LLC, an affiliate of KCF, entered into a termination agreement pursuant to which we agreed to terminate all of BBCF’s rights to profit distributions from Dolphin Digital Studios arising under equity finance agreements dated March 14, 2011 and June 29, 2011, in exchange for the issuance of a common stock purchase warrant exercisable for 85,000 shares of common stock.  In connection with the termination agreement, we and BBCF entered into a Common Stock Purchase Warrant “K” Agreement pursuant to which the Company agreed to issue to BBCF up to 85,000 shares of common stock (as adjusted from time to time as provided in the Warrant “K” Agreement) with an initial exercise price of $0.03 per share of common stock and an expiration date of December 29, 2020.

(22)

On February 16, 2017, we entered into a subscription agreement with an investor, pursuant to which we issued and sold to the investor 50,000 shares of common stock, at a purchase price of $10.00 per share.  We received $500,000 of gross proceeds as a result of the sale of shares.

(23)

On March 30, 2017, as consideration for our acquisition of 42West, we paid to the sellers approximately $18.7 million in shares of common stock, par value $0.015, based on our company’s 30-trading-day average stock price prior to the closing date of $9.22 per share, as adjusted for the 1-to-2 reverse stock split, (less certain working capital and closing adjustments, transaction expenses and payments of indebtedness), plus the potential to earn up to an additional $9.3 million in shares of common stock.  As a result, we (i) issued 615,140 shares of common stock on the closing date, 172,275 shares of common stock to certain 42West employees on April 13, 2017 and 59,320 shares of restricted stock as employee stock bonuses on August 21, 2017 and (ii) will issue 980,911 shares of common stock on January 2, 2018.  In addition, we may issue up to 981,563 shares of common stock based on the achievement of specified financial performance targets over a three-year period as set forth in the Membership Interest Purchase Agreement.

(24)

On April 13, 2017, we issued 3,254 shares of common stock to a consultant as consideration for services rendered during the month of March 2017, valued at $30,000.  The shares were issued at a purchase price of $9.22 per share, as adjusted for the 1-to-2 reverse stock split, based on the 30-trading-day average stock price prior to March 30, 2017.

(25)

On July 18, 2017, we entered into a subscription agreement with a subscriber, pursuant to which we sold a convertible promissory note in the amount of $250,000, at an interest rate of 10% per annum, which is convertible into shares of common stock in accordance with the terms and conditions of the subscription agreement.

(26)

On July 26, 2017, we entered into a subscription agreement with a subscriber, pursuant to which we sold a convertible promissory note in the amount of $250,000, at an interest rate of 10% per annum, which is convertible into shares of common stock in accordance with the terms and conditions of the subscription agreement.

(27)

On July 27, 2017, we entered into a subscription agreement with a subscriber, pursuant to which we sold a convertible promissory note in the amount of $25,000, at an interest rate of 10% per annum, that is convertible into shares of common stock in accordance with the terms and conditions of the subscription agreement.

(28)

On July 31, 2017, we entered into a subscription agreement with a subscriber, pursuant to which we sold a convertible promissory note in the amount of $50,000, at an interest rate of 10% per annum, that is convertible into shares of common stock in accordance with the terms and conditions of the subscription agreement.

(29)

On August 2, 2017, we issued 2,886 shares of common stock at a price of $10.00 per share to a third party in settlement of an outstanding account receivable.

(30)

On August 30, 2017, we entered into a subscription agreement with a subscriber, pursuant to which we sold a convertible promissory note in the amount of $50,000, at an interest rate of 10% per annum that is convertible into shares of common stock in accordance with the terms and conditions of the subscription agreement.

(31)

On September 6, 2017, we entered into a subscription agreement with a subscriber, pursuant to which we sold a convertible promissory note in the amount of $50,000, at an interest rate of 10% per annum that is convertible into shares of common stock in accordance with the terms and conditions of the subscription agreement.

(32)

On September 8, 2017, we entered into a subscription agreement with a subscriber, pursuant to which we sold a convertible promissory note in the amount of $50,000, at an interest rate of 10% per annum that is convertible into shares of common stock in accordance with the terms and conditions of the subscription agreement.

(33)

On September 22, 2017, we entered into two subscription agreements with two subscribers, pursuant to which we sold two convertible promissory notes in the aggregate amount of $150,000, at an interest rate of 10% per annum that are convertible into shares of common stock in accordance with the terms and conditions of the subscription agreements.

All of the foregoing issuances were, or will be, made in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder, except (i) as noted in numbers (1), (2), (4), and (5) where issuances were made in reliance upon the exemption from registration under Section 3(a)(9) of the Securities Act and (ii) with respect to the 59,320 shares of common stock noted in number (23), which were issued pursuant to a registration statement on Form S-8.  Except with respect to the 59,320 shares, each of the investors represented to us that such investor was an accredited investor as defined in Rule 501(a) under the Securities Act and that such investor’s shares were being acquired for investment purposes.

Item 16.  Exhibits and Financial Statement Schedules

The exhibits filed with this registration statement are set forth on the “Exhibit Index” set forth elsewhere herein.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 4 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Gables, State of Florida, on this 18th day of December, 2017.

DOLPHIN ENTERTAINMENT, INC.

By:	/s/ William O’Dowd, IV
Name:	William O’Dowd, IV
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William O’Dowd, IV	Chairman, President and Chief Executive Officer (Principal Executive Officer)	December 18, 2017
William O’Dowd, IV
/s/ Mirta A Negrini	Chief Financial and Operating Officer and Director (Principal Financial Officer and Principal Accounting Officer)	December 18, 2017
Mirta A Negrini
*	Director	December 18, 2017
Michael Espensen
*	Director	December 18, 2017
Nelson Famadas
Director
Allan Mayer
Director
Justo Pozo
*	Director	December 18, 2017
Nicholas Stanham

*	By: /s/ Mirta A Negrini
Name: Mirta A Negrini Title: Attorney-in-fact

EXHIBIT INDEX

The following exhibits are filed as part of, or incorporated by reference into, this registration statement.

Exhibit No.	Description	Incorporated by Reference

1.1	Form of Underwriting Agreement.	Previously filed.

2.1	Agreement and Plan of Merger dated as of October 14, 2015, by and among the Company, DDM Merger Sub, Inc., Dolphin Films, Inc. and Dolphin Entertainment, Inc.	Incorporated herein by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K, filed on October 19, 2015.

2.2	Membership Interest Purchase Agreement, dated as of March 30, 2017, by and among the Company and Leslee Dart, Amanda Lundberg, Allan Mayer and The Beatrice B. Trust.*	Incorporated herein by reference to Exhibit 2.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

3.1(a)	Amended and Restated Articles of Incorporation of Dolphin Entertainment, Inc. (conformed copy incorporating all amendments through September 14, 2017).	Incorporated herein by reference to Exhibit 3.1(a) to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017.

3.1(b)	Articles of Amendment to the Amended and Restated Articles of Incorporation of Dolphin Entertainment, Inc.	Incorporated herein by reference to Exhibit 3.1(b) to the Company's Current Report on Form 8-K, filed on September 19, 2017.

3.2	Bylaws of Dolphin Digital Media, Inc. dated as of December 3, 2014.	Incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on December 9, 2014.

4.1	Registration Rights Agreement, dated as of March 30, 2017; by and among the Company and Leslee Dart, Amanda Lundberg, Allan Mayer and the Beatrice B. Trust.	Incorporated herein by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

4.2	Warrant Purchase Agreement, dated as of November 4, 2016, between the Company and T Squared Partners LP.	Incorporated herein by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K, filed on November 10, 2016.

4.2(a)	Form of Common Stock Purchase Warrant G.	Incorporated herein by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K, filed on November 10, 2016.

4.2(b)	Form of Common Stock Purchase Warrant H.	Incorporated herein by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K, filed on November 10, 2016.

4.2(c)	Form of Common Stock Purchase Warrant I.	Incorporated herein by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K, filed on November 10, 2016.

4.2(d)	Form of Common Stock Purchase Warrant F.	Previously filed.

4.2(e)	Form of Common Stock Purchase Warrant.	Previously filed.

4.3	Form of Common Stock Purchase Warrant.	Incorporated herein by reference to Exhibit 4.6 to the Company’s Current Report on Form 8-K, filed on January 5, 2017.

4.4	Form of Warrant (attached as Exhibit A to Form of Warrant Agency Agreement).	Previously filed.

4.5	Form of Warrant Agency Agreement.	Previously filed.

4.6	Form of Underwriters’ Warrant.	Previously filed.

4.7	Form of Lock-Up Agreement.	Previously filed.

5.1	Opinion of Greenberg Traurig, P.A.	Filed herewith.

10.1	Amendment to Preferred Stock Purchase Agreement, dated as of December 30, 2010, between the Company and T Squared Investment LLC.	Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on January 5, 2011.

10.2	Preferred Stock Exchange Agreement, dated as of October 16, 2015, between the Company and T Squared Partners LP.	Incorporated herein by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K, filed on October 19, 2015.

10.3	Executive Employment Agreement, dated as of September 13, 2012, between the Company and William O’Dowd.†	Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on November 19, 2012.

10.4	Executive Employment Agreement Letter of Extension, dated as of December 31, 2014.†	Incorporated herein by reference to Exhibit 10.4 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

10.5	Revolving Promissory Note, dated as of December 31, 2011, in favor of William O’Dowd.	Incorporated herein by reference to Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

10.6	Form of Loan and Security Agreement.	Incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

10.7	Form of Equity Purchase Agreement.	Incorporated herein by reference to Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

10.8	Form of Subscription Agreement.	Incorporated herein by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K, filed on December 15, 2015.

10.9	Form of Convertible Note.	Incorporated herein by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K, filed on December 15, 2015.

10.10	Form of Subscription Agreement.	Incorporated herein by reference to Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

10.11	Subscription Agreement, dated as of March 4, 2016, between the Company and Dolphin Entertainment, Inc.	Incorporated herein by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K, filed on March 11, 2016.

10.12	Form of Subscription Agreement.	Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on April 7, 2016.

10.13	Form of Debt Exchange Agreement.	Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on June 3, 2016.

10.14	Form of Subscription Agreement.	Incorporated herein by reference to Exhibit 10.13 to the Company’s Current Report on Form 8-K, filed on June 28, 2016.

10.15	Dolphin Entertainment Inc., 2017 Equity Incentive Plan.†	Incorporated herein by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-8, filed on August 08, 2017.

10.16	Executive Employment Agreement, dated as of March 30, 2017, by and between the Company and Allan Mayer.†	Previously filed.

10.17	Put Agreement, dated as of March 30, 2017, by and among the Company and Alan Mayer and William O’Dowd, IV and 42West, LLC, as guarantors.	Previously filed.

10.18	Promissory Note, dated September 20, 2017, in favor of the Mayer-Vogel Trust.	Previously filed.

10.19	Promissory Note, dated October 1, 2016, in favor of Dolphin Entertainment, LLC (formerly, Dolphin Entertainment, Inc.).	Previously filed.

21.1	List of Subsidiaries of the Company.	Incorporated herein by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

23.1	Consent of BDO USA, LLP (Dolphin Digital Media, Inc. Consolidated Financial Statements).	Previously filed.

23.2	Consent of BDO USA, LLP (42West, LLC Financial Statements).	Previously filed.

23.3	Consent of Greenberg Traurig, P.A. (contained in Exhibit 5.1 hereto).	Filed herewith.

24.1	Power of Attorney.	Previously filed.

101.INS	XBRL Instance Document.	Previously filed.

101.SCH	XBRL Taxonomy Extension Schema Document.	Previously filed.

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.	Previously filed.

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.	Previously filed.

101.LAB	XBRL Taxonomy Extension Label Linkbase Document.	Previously filed.

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.	Previously filed.

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†

Management contract or compensatory plan or arrangement.

*

Schedules (and similar attachments) have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.